March 30, 2001

To our shareholders:

It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Denmark Bancshares, Inc. Our meeting will be at 2:00 p.m. on Tuesday, April 24, 2001, at Eddie Whipps Supper Club, 5073 Highway 29, Green Bay, Wisconsin.

The attached Notice of Annual Meeting and Proxy Statement describes the business matters to be acted upon at the meeting.

Information concerning our results of operations and financial condition is contained in the enclosed Annual Report.

Please complete, sign and return the enclosed proxy card whether or not you expect to attend the meeting. This will not prevent you from voting in person at the meeting if you prefer. The Board of Directors encourages you to attend the meeting and return your proxy card.

Darrell R. Lemmens

Chairman of the Board and President

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2001

The Annual Meeting of Shareholders of Denmark Bancshares, Inc. will be held at Eddie Whipps Supper Club, 5073 Highway 29, Green Bay, Wisconsin, on Tuesday, April 24, 2001, at 2:00 p.m.

The purpose of the Meeting is to consider and vote on:

    The election of three directors as named in the attached Proxy Statement.
    The ratification of the appointment of Williams Young, LLC as independent auditors for Denmark Bancshares, Inc. for the year ending December 31, 2001.
    Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on March 1, 2001, are entitled to notice and to vote at the Annual Meeting and any adjournments thereof.

You are urged to complete, date, sign and promptly return the enclosed proxy card, so that the presence of a quorum will be assured. Return of the proxy card does not affect your right to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Darrell R. Lemmens

Chairman of the Board and President

March 30, 2001

PROXY STATEMENT

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denmark Bancshares, Inc., hereinafter referred to as the "Company", to be voted at the Annual Meeting of Shareholders on Tuesday, April 24, 2001, at 2:00 p.m., at Eddie Whipps Supper Club, 5073 Highway 29, Green Bay, Wisconsin, and all adjournments thereof. The solicitation of proxies begins on or about March 30, 2001.

REVOCABILITY OF PROXIES

Execution of a proxy given in response to this solicitation will not affect a shareholders right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it any time before it is exercised by giving notice thereof to the Company in writing or in person at the Annual Meeting.

Proxies that are properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted in favor of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting and on such other business or matters that may properly come before the meeting in accordance with the best judgment of the persons named as proxies.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shareholders of record of the Companys common stock as of the close of business on March 1, 2001, will be entitled to one vote for each share of common stock then held. As of March 1, 2001, the Company had 54,841 shares of common stock issued and outstanding.

Management knows of no person who was the beneficial owner of more than 5% of the outstanding shares of common stock of the Company as of March 1, 2001.

The following table sets forth, as of March 1, 2001, information concerning beneficial ownership of common stock of the Company by each director and nominee for directorship, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.
Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Class

Terese M. Deprey(2)	1,480	2.7%
Dennis J. Heim(3)	324	*
Darrell R. Lemmens(4)	1,761	3.2%
Mark E. Looker	1,516	2.8%
B. E. Mleziva, DVM(5)	1,480	2.7%
John P. Olsen(6)	363	*
Edward Q. Opichka, DDS	304	*
C. J. Stodola	340	*
Norman F. Tauber(7)	520	*
Thomas F. Wall(8)	1,246	2.3%
All directors and executive officers as a group (13 persons)(9)	9,870	18.0%
* Less than 1% of shares outstanding.
  Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.
  Includes 116 shares for which voting and investment powers are shared.
  Includes 288 shares for which voting and investment powers are shared.
  Includes 361 shares for which voting and investment powers are shared.
  Includes 960 shares for which voting and investment powers are shared.
  Includes 11 shares for which voting and investment powers are shared.
  Includes 112 shares for which voting and investment powers are shared.
  Includes 1,246 shares for which voting and investment powers are shared.
  Includes 3,512 shares for which voting and investment powers are shared.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to Amended Article VII of the Articles of Incorporation of the Company, the Board of Directors is divided into three classes as nearly equal in number as possible. The term of the office of only one class of directors expires in each year and their successors are elected for terms of three years. The classes are designated as Class I, Class II and Class III. Mrs. Terese M. Deprey, Mr. Mark E. Looker and Dr. B. E. Mleziva, DVM, all present members, are nominated as Class II directors. Class II directors will serve for a term of three years to expire in April 2004.

The three nominees have consented to serve, if elected. Unless the shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the Boards nominees. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees should be unable or unwilling to serve, the shares represented by the proxies received will be voted for any other nominees selected by the Board.

The following table sets forth certain information with respect to the Board of Directors nominees for election as directors and those directors continuing in office. Hereinafter, the Companys subsidiaries are referred to as follows: Denmark State Bank as "the Bank", Denmark Agricultural Credit Corp. as "DACC" and McDonald-Zeamer Insurance Agency, Inc. as "McDonald".

BOARD NOMINEES

NOMINEES FOR CLASS II, THREE-YEAR TERM EXPIRING APRIL 2004

Terese M. Deprey Terese M. Deprey, age 37, has served as a director of the Company since 1994 and Secretary since 1996. Mrs. Deprey has been a Vice President of the Bank since 1996. Prior to 1996, she was an Assistant Vice President of the Bank since 1993 and prior to that an Administrative Assistant of the Bank for more than five years.

Mark E. Looker Mark E. Looker, age 52, has served as a director and as Vice President of the Company since 1983. He formerly served as a Secretary of the Company. Mr. Looker has been an Assistant Vice President of the Bank since 1996 and has held other positions with the Bank since 1981. He formerly served as a director and Secretary of DACC from 1985 to 1996.

B. E. Mleziva, DVM B. E. Mleziva, DVM, age 74, has served as a director of the Company since 1983 and as a director of the Bank since 1969. Prior to 1998, Dr. Mleziva was the President of Denmark Animal Hospital, S.C. since 1985. He has been a director of DACC since 1985.

DIRECTORS CONTINUING IN OFFICE

CLASS III DIRECTORS WITH TERMS EXPIRING APRIL 2002

Darrell R. Lemmens Darrell R. Lemmens, age 57, has served as a director and as Chairman of the Board and President of the Bank since 1983. He formerly served as Treasurer of the Company. Mr. Lemmens has been a director of the Bank since 1980 and President since 1981 and has been a director of DACC and McDonald since 1985.

C. J. Stodola C. J. Stodola, age 70, has served as a director of the Company since 1983 and as a director of McDonald since 1985. Mr. Stodola has practiced law as a sole practitioner for the past thirty-three years.

Norman F. Tauber Norman F. Tauber, age 84, has served as a director of the Company since 1983 and as a director of the Bank since 1968. Mr. Tauber, prior to his retirement in 1970, was the owner and operator of an auto service station and a used car dealership. He has been a director of DACC since 1985.

CLASS I DIRECTORS WITH TERMS EXPIRING APRIL 2003

Edward Q. Opichka, DDS Edward Q. Opichka, DDS, age 65, has served as a director of the Bank since 1994. Dr. Opichka has owned and operated a private dental practice since 1962.

Thomas F. Wall Thomas F. Wall, age 60, has served as a director of the Company since 1988 and as a director of the Bank since 1986. Prior to his retirement in 2000, Mr. Wall was the Sales Account Manager of Natural Beauty Growers, formerly known as Greiling Farms, Inc., a wholesale greenhouse company, since 1973.

The three persons properly nominated who receive the greatest number of votes cast at the meeting will be elected Class II directors. THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE FOR ALL NOMINEES.

COMMITTEES, MEETINGS AND COMPENSATION OF DIRECTORS

The Board of Director held five meetings during 2000. No director attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such director served.

The Company does not have standing nominating or compensation committees. However, the Banks Board of Directors has a Compensation Committee. The Compensation Committee met twice during 2000 to review and approve compensation paid to all employees of the Company. The Committee reports semi-annually to the full Board of Directors of the Bank. Members of the Committee included Messrs. Lemmens, Mleziva, Opichka, Tauber and Wall. Other Committee members include Mr. Thomas N. Hartman and Mr. Allen M. Peters, who are members of the Banks Board of Directors. Members were paid $460 for each meeting attended.

The Company has an Audit Committee whose functions and activities during fiscal 2000 are described below under the heading Audit Committee Report. During 2000 the Audit Committee met twice and each member was paid $460 for each meeting attended.

Directors of the Company were paid $440 for one of the Board of Directors meetings attended in 2000 and $460 for the other four Board of Directors meetings. Additionally, Mrs. Terese M. Deprey, Mr. C. J. Stodola and Mr. Mark E. Looker received an annual fee of $3,000. All other directors of the Company also serve as directors of the Bank and they were paid an annual fee of $3,000 by the Bank.

AUDIT COMMITTEE REPORT

The Board of Directors approved a written audit committee charter on September 26, 2000. The charter details the responsibilities of the Audit Committee. A copy of the charter is included in this proxy as Appendix A.

The Committee met with both management and the independent auditors to review and discuss the annual financial statements and to discuss significant accounting issues. Management represented to the Committee that the Companys financial statements were prepared in accordance with generally accepted accounting principles.

The Committee discussed with the independent auditors, Williams Young, LLC, matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. Discussions included the overall scope and plans for the audit, the adequacy of the Companys internal controls and the overall quality of the Companys financial reporting.

The Committee received written disclosures and the letter from Williams Young, LLC required by Independence Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with Williams Young, LLC matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Companys audited financial statements in the Companys Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Audit Committee Members:

B. E. Mleziva, DVM Edward Q. Opichka, DDS C.J. Stodola

Norman F. Tauber Thomas F. Wall

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

C. J. Stodola Law Office, Green Bay, Wisconsin has served as counsel to the Bank and Company since 1967 and will continue to serve in 2001. C. J. Stodola is a director of the Company. Fees paid to C. J. Stodola Law Office, during 2000 amounted to $16,100.

From time to time the Company has made loans to executive officers and directors of the Company, their family members and related entities. Such loans were made in the ordinary course of business, were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future.

EXECUTIVE COMPENSATION

The following table lists information on compensation received for services by the Chief Executive Officer and the other two most highly compensated executive officers of the Company during the year ended December 31, 2000. No other executive officers of the Company had total annual salary and bonuses in excess of $100,000 during the year ended December 31, 2000.

  Consists of directors and committee fees paid by the Company and its subsidiaries.
  Consists of contributions to the Banks Master Money Purchase Trust Plan and 401(k) Profit Sharing Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Bank is responsible for determining the annual salary and bonus of the Chief Executive Officer and approving the annual salary and bonus paid to all other personnel, including the executive officers. The Compensation Committee believes that the compensation for executive officers should be at a market level in order to attract and retain qualified individuals. As a result of this practice, the Company has experienced low turnover among its executive officers.

Individual executive compensation is reviewed on an annual basis. In approving the executive officers salaries and bonuses and determining the salary and bonus of the Chief Executive Officer, the Committee compares the base salaries and bonuses paid or proposed to be paid by the Company with ranges of salaries and bonuses paid by commercial banks of similar size relative to the Company. The Committee utilized the Wisconsin Bankers Association Salary Survey for comparison purposes when approving and determining the 2000 annual salaries and bonuses. For 2000 the comparable peer group of commercial banks included those with assets between $100 and $250 million in assets. Base salaries and bonuses for 2000 were generally set at about the 75th percentile or upper quartile of the comparative survey data based on the total asset size of the Bank relative to the range of asset sizes of the peer group.

In approving annual bonuses of the executive officers and determining the annual bonus of the Chief Executive Officer, the Committee compares the operating results and performance ratios of the Bank to operating results and performance ratios of commercial banks of similar asset size relative to the Bank. The Committee used the Uniform Bank Performance Report for comparison purposes when approving and determining the 2000 bonuses. The peer group used for comparison purposes consisted of commercial banks having total assets between $100 million and $300 million with three or more banking offices.

The Committee relies on recommendations from Mr. Lemmens, the Companys Chief Executive Officer, concerning salary adjustments and annual bonuses for the executive officers (other than his own). The recommendations are based on the comparable survey results, the level of responsibility of each officer, the expertise and skills offered by each officer and the officers individual job performance. The Compensation Committee reviewed the recommendations made by Mr. Lemmens and then made final decisions on the base salaries and annual bonuses to be paid by the Company. Based on similar criteria, the Compensation Committee, excluding Mr. Lemmens, determined the annual salary and bonus paid to the Chief Executive Officer.

The Companys policy with respect to other employee benefit plans is to provide competitive benefits to the Companys employees to encourage their continued service with the Company and to attract new employees when needed.

Compensation Committee Members:

Darrell R. Lemmens

Thomas N. Hartman B. E. Mleziva, DVM Edward Q. Opichka, DDS

Allen M. Peters Norman F. Tauber Thomas F. Wall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are identified above. Mr. Lemmens, the Companys Chief Executive Officer and member of the Committee, made recommendations for salaries and bonuses (other than his own) of the executive officers. Mr. Lemmens and Dr. Opichka had loans outstanding from the Bank during 2000. See "Certain Relationships and Related Transactions" for further information.

STOCK PERFORMANCE GRAPH

The following line graph shows a comparison of the yearly percentage change in the cumulative total shareholder return on Denmark Bancshares, Inc. Common Stock with the cumulative total returns of the Nasdaq Bank Composite Index and the Nasdaq Composite Stock Market Index. Cumulative total shareholder return includes the change in year-end stock price and assumes reinvestment of dividends. The graph assumes $100 was invested in Denmark Bancshares, Inc. Common Stock and for each index on December 31, 1995.

PROPOSAL II

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Williams Young, LLC served as the Companys independent public accountants for the year ended December 31, 2000. Subject to ratification by shareholders at the Annual Meeting, the Company has selected Williams Young, LLC to audit the Companys financial statements for the year ending December 31, 2001. No representatives of Williams Young, LLC are expected to attend the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF WILLIAMS YOUNG, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

OTHER MATTERS

As of March 30, 2001, the Board of Directors is not aware of any business to be presented for action at the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the executed and returned proxies will be voted by the persons named as proxies with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be included with the proxy materials for next years Annual Meeting must be submitted in writing. Any such proposal must be received at the Companys corporate office at 103 E. Main St., P.O. Box 130, Denmark, Wisconsin 54208 no later than November 30, 2001, and must comply with the proxy rules of the Securities and Exchange Commission. Additionally, if the Company receives notice of a shareholder proposal after February 14, 2002, the persons named in proxies solicited by the Board of Directors of the Company for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

FINANCIAL INFORMATION

The Companys Annual Report to Shareholders, for the year ended December 31, 2000, accompanies this Proxy Statement, but does not constitute a part of it.

BY ORDER OF THE BOARD OF DIRECTORS

Darrell R. Lemmens

Chairman of the Board and President

March 30, 2001

(THIS PAGE INTENTIONALLY LEFT BLANK)

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to regulators or the public; the Companys systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and the Companys auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Companys policies, procedures and practices at all levels.

The Audit Committees primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Companys financial reporting process and internal control system.
  Review and appraise the audit efforts of the Companys independent accountants.
  Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors and shall serve until their resignation or removal or until their successors shall be duly elected and qualified.

III. MEETINGS

The Committee shall meet at least annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

  Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

  Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Companys financial statements.

  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  Receive periodic reports from the independent auditor regarding the auditors independence, as required by Independence Standards Boards Standard No. 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

  Recommend to the Board of Directors that the audited financial statements be included in the Companys Annual Report on Form 10-K.

  Review major changes to the Companys auditing and accounting principles and practices as suggested by the independent auditor or management.

  Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

  Approve the fees to be paid to the independent auditor.

  Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Companys response to that letter. Such review should include: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and (b) any changes required in the planned scope of the internal audit.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Companys financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations.

FORM 10-K

A copy of the Companys annual report on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders of record on March 1, 2001. To obtain a copy of Form 10-K send your written request to Darrell R. Lemmens, Chairman of the Board and President, Denmark Bancshares, Inc., 103 East Main St., P.O. Box 130, Denmark, Wisconsin 54208.

DENMARK BANCSHARES, INC. PROXY CARD

Annual meeting of shareholders on April 24, 2001

The undersigned holder of Common Stock of Denmark Bancshares, Inc. (the "Company") hereby appoints Darrell R. Lemmens, Norman F. Tauber and C. J. Stodola, or any of them individually, with full power of substitution, to act as proxy for and to vote all shares of Common Stock of the Company of the undersigned at the Annual Meeting of Shareholders, to be held at Eddie Whipps Supper Club, 5073 Highway 29, Green Bay, Wisconsin, on April 24, 2001, or any adjournment thereof:

1. The election as directors of all nominees listed below  FOR  VOTE WITHHELD

(except as marked to the contrary below)

CLASS II: Terese M. Deprey, Mark E. Looker and B. E. Mleziva, DVM

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominees name on the line below.)

_______________________________________________________________________________________________________________________

2. The ratification of the appointment of Williams Young, LLC as independent public accountants for the Company for the year ending

December 31, 2001.

 FOR  AGAINST  ABSTAIN

The Board of Directors recommends a vote "FOR" each of the listed proposals.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the proposals listed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON April 24, 2001. The Board of Directors recommends a vote "FOR" the Nominees for election as directors and urges each shareholder to vote for all nominees. The Board also recommends a vote "FOR" RATIFICATION OF WILLIAMS YOUNG, LLC as accountants for the coming year.

Dated ___________________________, 2001.

______________________________________________________ ______________________________________________________

Print name of shareholder Print name of shareholder

______________________________________________________ ______________________________________________________

Signature of shareholder Signature of shareholder

When shares are held by joint tenants, both should sign. When signing as attorney, or as personal representative, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.